Exhibit 99.1

Joint Filer Information Statement

Reporting Person:	Artal Group S.A.
Address:	105, Grand Rue
L-1661 Luxembourg
Luxembourg

Date of Event
Requiring Statement:	April 5, 2004

Issuer Name and Ticker or
Trading Symbol:	Memory Pharmaceuticals Corp./MEMY

Designated Filer:	Westend S.A.

ARTAL GROUP S.A.

By:	/s/ Bernard Darimont	April 5, 2004
	**Signature of Reporting Person	Date
Name: Bernard Darimont
Title: Chief Financial Officer

Joint Filer Information Statement

Reporting Person:	Artal International S.A.
Address:	105, Grand Rue
L-1661 Luxembourg
Luxembourg

Date of Event
Requiring Statement:	April 5, 2004

Issuer Name and Ticker or
Trading Symbol:	Memory Pharmaceuticals Corp./MEMY

Designated Filer:	Westend S.A.

ARTAL INTERNATIONAL S.A.

By:	/s/ Bernard Darimont	April 5, 2004
	**Signature of Reporting Person	Date
Name: Bernard Darimont
Title: Managing Director

Joint Filer Information Statement

Reporting Person:	Artal Services N.V.
Address:	Woluwe Garden
Woluwedal, 28
B-1932 St Stevens Woluwe
Belgium

Date of Event
Requiring Statement:	April 5, 2004

Issuer Name and Ticker or
Trading Symbol:	Memory Pharmaceuticals Corp./MEMY

Designated Filer:	Westend S.A.

ARTAL SERVICES N.V.

By:	/s/ Bernard Darimont	April 5, 2004
	**Signature of Reporting Person	Date
Name: Bernard Darimont
Title: Managing Director